UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

BCB BANCORP, INC.
(Exact name of Registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation)	0-50275 (Commission File Number)	26-0065262 (I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, NJ 07002
 (Address of principal executive offices)

(201) 823-0700
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(c )
By letter dated June 25, 2013, NASDAQ issued to the Registrant a Letter of Reprimand.  The Letter of Reprimand related to the inclusion of Director James E. Collins as a member of the Registrant’s audit committee.  While Mr. Collins had been retired from the Registrant since 2010 he continued to receive compensation in excess of $120,000 under a consulting agreement.  Consequently Mr. Collins was not independent pursuant to NASDAQ Listing Rule 5605(a)(2)(B).  Once notified of the violation, Mr. Collins stepped down from the audit committee.  The Registrant believes it is currently in compliance with the audit committee composition requirements.

In issuing the Letter of Reprimand NASDAQ noted that (i) the Registrant has not demonstrated a pattern of non-compliance; (ii) once the compliance issue was brought to the Registrant’s attention, it was cured in a prompt and effective manner; (iii) based on discussions with the Registrant the violation was inadvertent.  Consequently, the NASDAQ staff concluded that delisting of the Registrant’s common stock was not an appropriate sanction.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired: None
(b)	Pro Forma Financial Information: None
(c)	Shell company transactions: None
(d)	Exhibits: None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

Date: June 27, 2013	By: /s/ Donald Mindiak
Donald Mindiak
Chief Executive Officer
(Duly Authorized Representative)